EXHIBIT 1







         September 30, 1994


         BY MESSENGER


         Gotham Partners, L.P.
         237 Park Avenue, 9th Fl.
         New York, NY  10017

         Attention:  Mr. William A. Ackman

         Gentlemen:

                   In order to allow you to evaluate a possible trans-action (the "Proposed Transaction") involving Rockefeller Cen-ter Properties, Inc. (the "Company"), we have delivered and will deliver to you certain information about the properties and operations of the Company. All information about the Com-pany furnished by us or our Representatives (as defined below), whether furnished before or after the date hereof, whether oral or in writing, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Propri-etary Information". Proprietary Information does not include, however, information which (a) is or becomes generally avail-able to the public other than as a result of a disclosure by you or your Representatives, (b) was available to you on a nonconfidential basis prior to its disclosure by us or our Representatives or (c) becomes available to you on a nonconfi-dential basis from a person other than us or our Representa-tives who, to your knowledge, is not otherwise bound by a con-fidentiality agreement with us or any Representative of ours or is otherwise not under a legal, contractual or fiduciary obli-gation to us or any Representative of ours not to transmit the information to you. As used in this letter agreement, the term "Representative" means, as to any person, such person's af-filiates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial ad-visors, counsel and accountants), partners, financing sources and controlling persons. As used in this letter agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

                   Subject to the immediately succeeding paragraph, un-less otherwise agreed to in writing by us, you agree (a) except as required by law or legal process, to keep all Proprietary Information confidential and not to disclose or reveal any Pro-prietary Information to any person other than your Representa-tives who are participating in your evaluation of the Proposed







         Transaction or who otherwise need to know the Proprietary In-formation for the purpose of evaluating the Proposed Transac-tion and who are requested by you to observe the terms of this letter agreement, (b) not to use Proprietary Information for any purpose other than in connection with your evaluation of the Proposed Transaction or the consummation of the Proposed Transaction and (c) except as required by law or legal process, prior to the termination of your discussions with us regarding the Proposed Transaction, not to disclose to any person (other than those of your Representatives who are participating in your evaluation of the Proposed Transaction or who otherwise need to know for the purpose of evaluating the Proposed Trans-action and, in the case of your Representatives, whom you re-quest to observe the terms of this letter agreement) any in-formation about the Proposed Transaction, or the terms or con-ditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Pro-prietary Information has been made available to you or your Representatives. You will be responsible for any breach of the terms of this letter agreement by you.

                   In the event that you are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information, you agree that you will provide us with prompt notice of such request or require-ment in order to enable us to seek an appropriate protective order or other remedy, to consult with you with respect to our taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this letter agreement. If in the absence of a protective order or waiver you are required by applicable law or regulation or legal process to disclose Proprietary Infor-mation you may do so without liability hereunder provided you use your reasonable efforts to ensure that all Proprietary In-formation that is so disclosed will be accorded confidential treatment. All out-of-pocket costs incurred by you and your Representatives pursuant to this paragraph shall be borne by the Company.

                   You also agree that for a period of one year from the date of this letter agreement, you will not, without the prior written consent of the Company or its Board of Directors:

              1 acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting se-curities of the Company or any subsidiary thereof, or any assets of the Company or any subsidiary or divi-sion thereof (except in a transaction or transactions









                   not involving any potential change of control of the Company);

              2 make, or in any way participate, directly or indi-rectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securi-ties and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

              3 make any public announcements with respect to, or announce a tender offer or exchange offer for, any securities of the Company, or make any public an-nouncements with respect to any offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

              4 form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Ex-change Act of 1934, as amended, in connection with any of the foregoing.

                   If you determine that you do not wish to proceed with the Proposed Transaction, you will promptly advise us of that decision. In that case, or in the event that we, in our sole discretion, so request or the Proposed Transaction is not con-summated by you, you will, upon our request, at your election either destroy or promptly deliver to us all Proprietary In-formation, including all copies, reproductions, summaries, fi-nancial analyses or extracts thereof or based thereon in your possession or in the possession of any Representative of yours.

                   You acknowledge that none of the Company or any of its Representatives and none of the respective officers, di-rectors, employees, agents or controlling persons of any of the Company's Representatives makes any express or implied repre-sentation or warranty as to the accuracy or completeness of any Proprietary Information, and you agree that none of such per-sons shall have any liability to you or any of your Represen-tatives relating to or arising from your or their use of any Proprietary Information or for any errors therein or omissions therefrom. You also agree that you are not entitled to rely on the accuracy or completeness of any Proprietary Information and that you shall be entitled to rely solely on such representa-tions and warranties regarding Proprietary Information as may be made to you in any final agreement, placement memoranda and/ or prospectus relating to the Proposed Transaction, subject in the case of such an agreement, to the terms and conditions of such agreement.









                   You agree that until a final agreement regarding the Proposed Transaction has been executed by you and us, neither party nor any of their respective Representatives are under any legal obligation or shall have any liability to the other party of any nature whatsoever with respect to the Proposed Transac-tion by virtue of this letter agreement or otherwise. You also acknowledge and agree that (i) we and our Representatives may conduct the process that may or may not result in the Proposed Transaction in such manner as we, in our sole discretion, may determine (including, without limitation, negotiating and en-tering into a final agreement with respect to the Proposed Transaction with any third party without notice to you) and
         (ii) we reserve the right to change (in our sole discretion at any time and without notice to you) the procedures relating to our and your consideration of the Proposed Transaction (in-cluding, without limitation, terminating all further discus-sions with you and requesting that you return or destroy all Proprietary Information to us).

                   Without prejudice to the rights and remedies other-wise available to us, we shall be entitled to equitable relief by way of injunction or otherwise if you or any of your Repre-sentatives breach or threaten to breach any of the provisions of this letter agreement.

                   It is further understood and agreed that no failure or delay by us in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or fur-ther exercise thereof or the exercise of any right, power or privilege hereunder.

                   This Letter Agreement shall be governed by and con-strued in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

                   Any assignment of this letter agreement by you with-out our prior written consent shall be void.

                   This letter agreement contains the entire agreement between you and us concerning confidentiality of the Propri-etary Information, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon you or us, unless approved in writing by each of you and us.













                   Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.


                                  Rockefeller Center Properties, Inc.



                                  By: /s/
                                     Senior Vice President
                                     Finance & Administration




         Accepted and Agreed as of
         the data first written above:

         GOTHAM PARTNERS, L.P.

              Section H Partners, L.P.,
              a New York limited partner-
              ship, as general partner

              By:  Karenina Corp., a
                   general partner


         By:  /s/   William A. Ackman
             Name:  William A. Ackman
             Title: President




















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